Exhibit 99.1

Entasis Therapeutics Announces $25 Million Private Placement

Proceeds to support the ongoing ATTACK Phase 3 registration clinical trial

WALTHAM, Mass., August 28, 2020 (GLOBE NEWSWIRE) – Entasis Therapeutics Holdings Inc. (Nasdaq: ETTX) (“Entasis”), a clinical-stage biopharmaceutical company focused on the discovery and development of novel antibacterial products, announced today it has entered into a definitive agreement to sell securities in a private placement with Innoviva, Inc. (Nasdaq:INVA), a company with a portfolio of royalties, and another healthcare-focused institutional investor. The gross proceeds to the Company from the private placement, before deducting the placement agent's fees and other estimated offering expenses payable by the Company, are expected to be approximately $25 million.

The Company intends to use the net proceeds from the private placement for the continued support of the ongoing ATTACK Phase 3 registration clinical trial as well as for working capital and other general corporate purposes. ATTACK is a global two-part Phase 3 registration trial evaluating SUL-DUR for the treatment of patients with pneumonia and bloodstream infections caused by carbapenem-resistant Acinetobacter baumannii.

Pursuant to the terms of the securities purchase agreement, the Company will issue 9,345,794 units at a price of $2.675 per unit. Each unit consists of approximately one share of common stock and a warrant to purchase one share of common stock at an exercise price of $2.675. Certain investors may elect to receive pre-funded warrants to purchase common stock in lieu of a portion of their common stock. The private placement is expected to close on or about September 1, 2020, subject to the satisfaction of customary closing conditions.

Cantor Fitzgerald & Co. is acting as the lead placement agent for the private placement. A.G.P./Alliance Global Partners is also acting as a placement agent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities. The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Entasis has agreed to file a registration statement with the United States Securities and Exchange Commission registering the resale of the securities issued in the private placement. Any offering of the securities under such resale registration statement will only be by means of a prospectus.

About Entasis

Entasis is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel antibacterial products to treat serious infections caused by multidrug-resistant Gram-negative bacteria. Entasis’ pathogen-targeted design platform has produced a pipeline of product candidates, including sulbactam-durlobactam (targeting Acinetobacter baumannii infections), zoliflodacin (targeting Neisseria gonorrhoeae infections), ETX0282CPDP (targeting Enterobacteriaceae infections) and ETX0462 (targeting Pseudomonas infections). For more information, visit www.entasistx.com.

Entasis Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Entasis’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including the impact of the COVID-19 pandemic, unexpected safety or efficacy data observed during non-clinical or clinical studies, clinical site activation rates or clinical trial enrollment rates that are lower than expected and changes in expected or existing competition, changes in the regulatory environment, failure of Entasis’ collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. Many of these factors are beyond Entasis’ control. These and other risks and uncertainties are described more fully in the Entasis’ filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Forward-looking statements contained in this announcement are made as of this date, and except as required by law, Entasis assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Company Contact

Kyle Dow

Entasis Therapeutics

(781) 810-0114

kyle.dow@entasistx.com

Investor Relations Contacts

James Salierno

The Ruth Group

(646) 536-7028

tbui@theruthgroup.com

jsalierno@theruthgroup.com

Media Contact

Kirsten Thomas

The Ruth Group

(508) 280-6592

kthomas@theruthgroup.com